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Exhibit 99.2

CONTACTS:
Shelly Doran	317.685.7330	Investors
Les Morris	317.263.7711	Media

FOR IMMEDIATE RELEASE

SIMON PROPERTY GROUP ANNOUNCES FIRST QUARTER RESULTS
AND DECLARES DIVIDENDS

        Indianapolis, Indiana—April 28, 2005...Simon Property Group, Inc. (the "Company" or "Simon") (NYSE:SPG) today announced results for the quarter ended March 31, 2005:

  •
  Net income available to common stockholders for the quarter increased 18.0% to $57.1 million from $48.4 million in 2004. On a diluted per share basis the increase was 8.3% to $0.26 from $0.24 in the first quarter of 2004.

  •
  Diluted funds from operations ("FFO") of the Simon portfolio for the quarter increased 31.3% to $333.8 million from $254.3 million in 2004. On a per share basis the increase was 16.7% to $1.12 from $0.96 in the first quarter of 2004.

        The Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States ("GAAP"). The Company believes that FFO is helpful to investors because it is a widely recognized measure of the performance of real estate investment trusts and provides a relevant basis for comparison among REITs. A reconciliation of GAAP reported net income to FFO is provided in the financial statement section of this press release.

        The Company's core fundamentals continue to demonstrate strength as evidenced by growth in operating metrics for all three domestic business platforms:

	As of March 31, 2005	As of March 31, 2004		Increase
Occupancy
Regional Malls(1)	91.5%	91.1%		40 basis points
Premium Outlet® Centers(2)	99.0%	98.0	%(3)	100 basis points
Community/Lifestyle Centers(2)	91.6%	90.0%		160 basis points
Comparable Sales per Sq. Ft.
Regional Malls(4)	$437	$411		6.3%
Premium Outlet® Centers(5)	$423	$394	(3)	7.4%
Community/Lifestyle Centers(2)	$215	$213		0.9%
Average Rent per Sq. Ft.
Regional Malls(1)	$33.90	$32.75		3.5%
Premium Outlet® Centers(2)	$22.95	$21.25	(3)	8.0%
Community/Lifestyle Centers(2)	$11.17	$10.75		3.9%

(1)
For mall and freestanding stores

(2)
For all owned gross leasable area (GLA)

(3)
The Company acquired Chelsea Property Group on October 14, 2004.

(4)
For mall and freestanding stores with less than 10,000 square feet

(5)
For all retail stores with less than 50,000 square feet

        "The Company had an exceptional first quarter," said David Simon, Chief Executive Officer. "Our domestic and international business platforms performed well, resulting in 16.7% growth in diluted FFO per share. Our development pipeline is as robust as it has ever been, and all of our new projects are world-class, innovative designs in growing markets. Each project has an exciting tenant line-up with most including residential, office and/or hotel components."

Dividends

        Today the Company announced a quarterly common stock dividend of $0.70 per share to be paid on May 31, 2005 to stockholders of record on May 17, 2005.

        The Company also declared dividends on its four outstanding issues of preferred stock:

  •
  8.75% Series F Cumulative Redeemable Preferred (NYSE:SPGPrF) dividend of $0.546875 per share is payable on June 30, 2005 to stockholders of record on June 16, 2005.

  •
  7.89% Series G Cumulative Preferred (NYSE:SPGPrG) dividend of $0.98625 per share is payable on June 30, 2005 to stockholders of record on June 16, 2005.

  •
  6% Series I Convertible Perpetual Preferred (NYSE:SPGPrI) dividend of $0.75 per share is payable on May 31, 2005 to stockholders of record on May 17, 2005.

  •
  8 3/8% Series J Cumulative Redeemable Preferred (NYSE:SPGPrJ) dividend of $1.046875 per share is payable on June 30, 2005 to stockholders of record on June 16, 2005.

Development Activity

        During the first quarter of 2005, the Company opened two development projects (one international and one domestic):

  •
  On March 4th, the Company's Chelsea Property Group ("Chelsea") division opened Toki Premium Outlets, a new outlet center serving the greater Nagoya, Japan market. The new project is a development of Chelsea's Tokyo-based joint venture, Chelsea Japan Co.

    Toki Premium Outlets' 178,000 square foot first phase is 100% leased and includes more than 85 leading U.S. and international designer and upscale brands such as Adidas, Bally, Bose, Brooks Brothers, Bruno Magli, Coach, Diesel, Furla, Lacoste, Nautica, Nike, Skechers, Timberland, Tommy Hilfiger and Versace. There are also six cafes and an eight-restaurant food court. A phase II expansion of Toki is planned.

    The center is strategically located near the Toki Plasma Research Park, approximately 30 kilometers northeast of central Nagoya at the intersection of the recently completed Tokai Loop Expressway and the Chou Expressway. Approximately 7.3 million people live within a 50-kilometer drive from the center. The Company owns a 40% interest in Toki. Gross costs of the project were approximately $44 million.

    The Company now owns five Premium Outlet centers in Japan's four largest metropolitan markets.

  •
  Phase I of St. Johns Town Center, a 1.5 million square foot open-air retail project comprised of a town center with a mainstreet design and a community center, opened on March 18th in Jacksonville, Florida. St. Johns features Dillard's, Barnes & Noble, Dick's Sporting Goods, Target, Ashley Furniture, Designer Shoe Warehouse, JoAnn Fabrics, Old Navy, PetsMart, Pier One, Ross Dress for Less and Staples. Restaurants complementing the retail offerings include The Cheesecake Factory, Maggiano's, and P.F. Chang's. Phase I of the center is 100% leased.

    More than one-third of the retailers at St. Johns Town Center made their initial Jacksonville appearance at this project, providing an innovative mix of exciting new choices for the Jacksonville shopper. The 39 retailers new to the market include Apple Computer, Brighton Collectibles, Coldwater Creek, Hollister Co., J. Jill, Lucky Brand Jeans, Sephora, Sigrid Olsen, The Sharper Image and White House/Black Market. St. Johns Town Center also includes a Homewood Suites hotel and three multifamily residential projects scheduled to open in 2006.

    Simon developed the project in a 50/50 joint venture with Ben Carter Properties. Gross costs of the project were approximately $158 million.

        The Company has five new domestic development projects currently under construction:

  •
  Seattle Premium Outlets® is an upscale outlet center under construction in Tulalip, Washington, approximately 35 miles north of Seattle. Located off I-5 on the Tulalip Tribes Reservation, the center will comprise 381,000 square feet. Tenants will include: Adidas, Ann Taylor, Brooks Brothers, Burberry, Calvin Klein, Coach, Gap Outlet, J.Crew, Movado, Nike, Polo Ralph Lauren, and Sony. Gross costs are expected to approximate $58 million and the center is scheduled to open on May 5, 2005. The Company owns 100% of this project.

  •
  Wolf Ranch is a 670,000 square foot community center located north of Austin, Texas in Georgetown. It will be an open-air, mixed-use shopping center containing a mix of anchor stores, specialty retail stores and unique restaurants. Wolf Ranch will be anchored by Target and Kohl's and contain eight junior anchors including Linens 'n Things, Office Depot, Best Buy, T.J. Maxx, Michaels, Old Navy, Pier One and PetsMart. Gross costs are expected to approximate

    $98 million, and the project is scheduled to open in July of 2005. The Company owns 100% of this project.

  •
  Firewheel Town Center is a 785,000 square foot open-air regional shopping center located in Garland, Texas. The project will be anchored by Foley's, Dillard's, AMC Theaters, Barnes & Noble, Circuit City, Linens 'n Things, Old Navy, Pier One and Designer Shoe Warehouse. Firewheel will also feature a strong collection of specialty retailers including American Eagle Outfitters, Bath and Body Works, Brookstone, Chico's, Coldwater Creek, Victoria's Secret, White House/Black Market and Yankee Candle. Gross costs are expected to approximate $132 million, and the project is scheduled to open on October 7, 2005. The Company owns 100% of this project.

  •
  Rockaway Plaza is a 370,000 square foot community center featuring Dick's Sporting Goods, Target, Lowes Cineplex and PetsMart located in Rockaway, New Jersey, adjacent to the Company's Rockaway Townsquare. Gross costs are expected to approximate $39 million. Target opened in July 2004 and the remainder of the project will open in phases between November 2005 and March 2006. The Company owns 100% of this project.

  •
  Coconut Point is an open-air, mixed-use mainstreet regional shopping center that is part of a 482 acre master planned community located in Estero/Bonita Springs, Florida. Coconut Point will contain approximately 1.2 million square feet of retail space, 45,000 square feet of office condominiums and 305 condominium units. Coconut Point's retail space will be comprised of three components. The village will be anchored by Dillard's, Muvico Theatres, Barnes & Noble and four restaurants. The community center will be anchored by Bed Bath & Beyond, Best Buy, Designer Shoe Warehouse, Golfsmith, Office Max, Old Navy, Party City, PetsMart, Pier One, Ross Dress for Less, Sports Authority and Ulta Cosmetics. Connecting the village and the community center will be the third component, a unique and exciting concept called The Lakefront, which will contain casual and sit-down dining and shops. Gross costs are expected to approximate $242 million and the project is scheduled to open in September 2006. The Company owns the project in a 50/50 joint venture with Dillard's, Inc.

        In the international development pipeline, there are currently three shopping centers in Italy under construction which are owned by Gallerie Commerciali Italia, in which the Company is a joint venture partner.

        On April 19, 2005, the Company announced that it signed an agreement with Seoul-based Shinsegae Co., Ltd. and Shinsegae International Co., Ltd. to jointly develop Premium Outlet centers in South Korea. The joint venture will adapt Chelsea's Premium Outlet concept to the development of upscale, fashion-oriented outlet centers in South Korea. Chelsea will contribute leasing, design, marketing and operations expertise to the venture; Shinsegae will manage the venture's entitlement, development and construction activities. The initial focus will be on the development of a Premium Outlet center to serve the greater Seoul market.

Anchor Additions and Expansions

        The Company continues to add high quality tenants to its portfolio to satisfy changing shopper demands and increase the market share of its properties. These tenants include department stores, big-boxes, restaurants and specialty shops. During 2005, 22 impact retailers are scheduled to open including The Cheesecake Factory at Burlington Mall in Burlington Massachusetts; Joseph Beth Booksellers at SouthPark Mall in Charlotte, North Carolina; and Neiman Marcus at Town Center at Boca Raton in Boca Raton, Florida. On March 11th, Nordstrom opened its 21st store in the Company's portfolio at Phipps Plaza in Atlanta, Georgia.

        On April 14, 2005, the Company announced that Barneys New York will open a flagship store at Copley Place in Boston, Massachusetts. The two-level 46,000 square foot store is scheduled to open in the spring of 2006. It represents Barneys New York's first new flagship store in over 11 years.

        The Company also announced an expansion project at Lenox Square, located in the Buckhead section of Atlanta, Georgia. Neiman Marcus will add 52,000 square feet to its existing 154,000 square foot store, its only store in metropolitan Atlanta. In addition, 35,000 square feet of small shops will be added in an upper-level expansion of the mall leading to the expanded and renovated Neiman Marcus store. Both projects are expected to be completed in the fall of 2007.

Disposition Activity

        On January 11, 2005, Metrocenter, a regional mall in Phoenix, Arizona, was sold. The Company held a 50% interest in Metrocenter. On March 31, 2005, the Company sold Lakeland Factory Outlet Mall in Lakeland, Tennessee.

Financing Activity

        On January 11, 2005, the Company closed a refinancing of its unsecured, revolving corporate credit facility, expanding the facility from $1.25 to $2.0 billion. The facility, which can be increased to $2.5 billion during its term, now matures in January of 2008 and contains a one-year extension at the Company's sole option. The facility's interest rate was reduced by 10 basis points to LIBOR plus 55 basis points and is based upon the Company's credit ratings. The facility contains a $500 million multi-currency tranche for Euro, Yen or Sterling borrowings and also includes a money market competitive bid option program that allows the Company to hold auctions at lower pricing for short-term funds for up to $1.0 billion.

2005 Guidance

        Today the Company reaffirmed the high end of the range of FFO and net income per share guidance provided on February 10th and increased the low end of the range. The Company expects diluted FFO to be within a range of $4.75 to $4.82 per share for the year ending December 31, 2005, and diluted net income to be within a range of $1.39 to $1.46 per share.

        The following table provides the reconciliation of estimated diluted net income per share to diluted FFO per share.

For the twelve months ended December 31, 2005	Low	High
Estimated diluted net income per share, excluding gain/loss on the sale of real estate	$1.39	$1.46
Depreciation and amortization including joint ventures	3.41	3.41
Impact of additional dilutive securities	(0.05)	(0.05)

Estimated diluted FFO per share	$4.75	$4.82

Forward-Looking Statements

        Estimates of future per share net income and FFO, and other statements regarding future developments and operations, are forward-looking statements within the meaning of the federal securities laws. Forward-looking statements often contain words such as "estimated," "expects," "anticipates," "intends," "plans," "believes," "seeks," or "will." Actual results may differ materially from those indicated by forward-looking statements due to a variety of risks and uncertainties. Those risks and uncertainties include, but are not limited to, international, national, regional and local economic climates, competitive market forces, changes in market rental rates, trends in the retail industry, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, risks associated with acquisitions, the impact of terrorist activities, environmental liabilities, pending litigation, maintenance of REIT status, changes in applicable laws, rules and regulations, changes in market rates of interest and fluctuations in exchange rates of foreign currencies. The reader is directed to the Company's various filings with the Securities and Exchange Commission for a discussion of such risks and uncertainties. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Conference Call

        The Company will provide an online simulcast of its quarterly conference call at www.simon.com (in the About Simon section), www.fulldisclosure.com, and www.streetevents.com. To listen to the live call, please go to any of these websites at least fifteen minutes prior to the call to register, download and install any necessary audio software. The call will begin at 10:00 a.m. Eastern Daylight Time (New York) tomorrow, April 29, 2005. An online replay will be available for approximately 90 days at www.simon.com.

Supplemental Materials

        The Company will publish a supplemental information package which will be available at www.simon.com in the Investor Relations section, Other Financial Reports tab. It will also be furnished to the SEC as part of our Form 8-K filing. If you wish to receive a copy via mail or email, please call 800-461-3439.

About Simon

        Simon Property Group, Inc., headquartered in Indianapolis, Indiana, is a real estate investment trust engaged in the ownership, development and management of retail real estate, primarily regional malls, Premium Outlet® centers and community/lifestyle shopping centers. The Company's current total market capitalization is approximately $36 billion. Through its subsidiary partnership, it currently owns or has an interest in 296 properties in the United States containing an aggregate of 202 million square feet of gross leasable area in 40 states plus Puerto Rico. Simon also holds interests in 51 European shopping centers in France, Italy, Poland and Portugal; 5 Premium Outlet centers in Japan; one Premium Outlet center in Mexico; and one shopping center in Canada. Additional Simon Property Group information is available at www.simon.com.

SIMON
Consolidated Statements of Operations
Unaudited
(In thousands, except as noted)

	For the Three Months Ended March 31,
	2005		2004
REVENUE:
Minimum rent	$472,236		$354,091
Overage rent	13,339		9,464
Tenant reimbursements	214,608		173,451
Management fees and other revenues	19,680		17,913
Other income	37,009		27,209

Total revenue	756,872		582,128
EXPENSES:
Property operating	103,027		84,352
Depreciation and amortization	213,869		137,085
Real estate taxes	73,994		60,081
Repairs and maintenance	28,689		22,325
Advertising and promotion	18,180		12,610
Provision for credit losses	1,975		3,401
Home and regional office costs	27,190		20,965
General and administrative	3,792		3,561
Other	10,902		8,893

Total operating expenses	481,618		353,273
OPERATING INCOME	275,254		228,855
Interest expense	197,636		153,386

Income before minority interest	77,618		75,469
Minority interest	(3,307)		(861)
Gain (loss) on sales of assets and other, net	10,473	(H)	(13,500)
Income tax expense of taxable REIT subsidiaries	(4,686)		(2,010)

Income before unconsolidated entities	80,098		59,098
Income from unconsolidated entities	17,927		17,072

Income from continuing operations	98,025		76,170
Results of operations from discontinued operations	(62)		(594)
Gain on disposal or sale of discontinued operations, net	88		91

Income before allocation to limited partners	98,051		75,667
LESS:
Limited partners' interest in the Operating Partnership	15,663		14,575
Preferred distributions of the Operating Partnership	6,924		4,905

NET INCOME	75,464		56,187
Preferred dividends	(18,397)		(7,836)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$57,067		$48,351

SIMON
Per Share Data
Unaudited

	For the Three Months Ended March 31,
	2005	2004
PER SHARE DATA:
Basic Earnings Per Common Share:
Income from continuing operations	$0.26	$0.24
Discontinued operations—results of operations and gain on disposal or sale, net	—	—

Net income available to common stockholders	$0.26	$0.24

Percentage Change	8.3%
Diluted Earnings Per Common Share:
Income from continuing operations	$0.26	$0.24
Discontinued operations—results of operations and gain on disposal or sale, net	—	—

Net income available to common stockholders	$0.26	$0.24

Percentage Change	8.3%

SIMON
Reconciliation of Net Income to FFO(A)
Unaudited
(In thousands, except as noted)

        The Company considers FFO a key measure of its operating performance that is not specifically defined by GAAP. The Company believes that FFO is helpful to investors because it is a widely recognized measure of the performance of REITs and it provides a relevant basis for comparison among REITs. The Company also uses this measure internally to measure the operating performance of the portfolio.

	For the Three Months Ended March 31,
	2005	2004
Net Income(B)(C)(D)	$75,464	$56,187
Plus: Limited partners' interest in the Operating Partnership and preferred distributions of the Operating Partnership	22,587	19,480
Plus: Depreciation and amortization from consolidated properties and discontinued operations	211,718	136,251
Plus: Simon's share of depreciation and amortization from unconsolidated entities	47,731	41,492
Plus: (Gain)/loss on sales of real estate and discontinued operations	(10,561)	13,409
Less: Minority interest portion of depreciation and amortization	(2,049)	(1,081)
Less: Preferred distributions and dividends	(25,321)	(12,741)

FFO of the Simon Portfolio	$319,569	$252,997

Per Share Reconciliation:
Diluted net income per share	$0.26	$0.24
Plus: Depreciation and amortization from consolidated properties and the Company's share of depreciation and amortization from unconsolidated affiliates, net of minority interest portion of depreciation and amortization	0.91	0.67
Plus: (Gain)/loss on sales of real estate and discontinued operations	(0.04)	0.05
Less: Impact of additional dilutive securities for FFO per share	(0.01)	—

Diluted FFO per share	$1.12	$0.96

Details for per share calculations:
FFO of the Simon Portfolio	$319,569	$252,997
Adjustments for dilution calculation:
Impact of Series I preferred stock conversion, Series C and I preferred unit conversion & option exercise(E)	14,212	1,274

Diluted FFO of the Simon Portfolio	333,781	254,271
FFO Allocable to the LP Unitholders	(67,971)	(58,038)

Diluted FFO allocable to Common Stockholders	$265,810	$196,233

Basic weighted average shares outstanding	220,386	202,250
Adjustments for dilution calculation:
Effect of stock options	895	964
Impact of Series C preferred unit conversion	1,132	1,968
Impact of Series I preferred unit conversion	3,428	—
Impact of Series I preferred stock conversion	10,679	—

Diluted weighted average shares outstanding	236,520	205,182
Weighted average limited partnership units outstanding	60,489	60,587

Diluted weighted average shares and units outstanding	297,009	265,769

Basic FFO per share	$1.14	$0.96
Percent Increase	18.8%
Diluted FFO per share	$1.12	$0.96
Percent Increase	16.7%

SIMON
Consolidated Balance Sheets
Unaudited
(In thousands, except as noted)

	March 31, 2005	December 31, 2004
ASSETS:
Investment properties, at cost	$21,246,010	$21,253,761
Less—accumulated depreciation	3,327,986	3,162,523

	17,918,024	18,091,238
Cash and cash equivalents	283,529	520,084
Tenant receivables and accrued revenue, net	319,925	361,590
Investment in unconsolidated entities, at equity	1,828,925	1,920,983
Deferred costs and other assets	1,166,276	1,176,124

Total assets	$21,516,679	$22,070,019

LIABILITIES:
Mortgages and other indebtedness	$14,528,797	$14,586,393
Accounts payable, accrued expenses, intangibles, and deferred revenue	1,001,382	1,113,645
Cash distributions and losses in partnerships and joint ventures, at equity	45,573	37,739
Other liabilities, minority interest and accrued dividends	159,366	311,592

Total liabilities	15,735,118	16,049,369

COMMITMENTS AND CONTINGENCIES
LIMITED PARTNERS' INTEREST IN THE OPERATING PARTNERSHIP	933,898	965,204
LIMITED PARTNERS' PREFERRED INTEREST IN THE OPERATING PARTNERSHIP	409,463	412,840
STOCKHOLDERS' EQUITY
CAPITAL STOCK OF SIMON PROPERTY GROUP, INC. (750,000,000 total shares authorized, $.0001 par value, 237,996,000 shares of excess common stock):
All series of preferred stock, 100,000,000 shares authorized, 25,434,967 issued and outstanding, with Liquidation values of $1,071,748	1,070,157	1,062,687
Common stock, $.0001 par value, 400,000,000 shares authorized, 223,653,979 and 222,710,350 issued and outstanding, respectively	23	23
Class B common stock, $.0001 par value, 12,000,000 shares authorized, 8,000 issued and outstanding	—	—
Class C common stock, $.0001 par value, 4,000 shares authorized, issued and outstanding	—	—
Capital in excess of par value	5,001,486	4,993,698
Accumulated deficit	(1,432,819)	(1,335,436)
Accumulated other comprehensive income	14,609	16,365
Unamortized restricted stock award	(43,242)	(21,813)
Common stock held in treasury at cost, 4,008,655 and 2,415,855 shares, respectively	(172,014)	(72,918)

Total stockholders' equity	4,438,200	4,642,606

Total liabilities and stockholders' equity	$21,516,679	$22,070,019

SIMON
Joint Venture Statements of Operations
Unaudited
(In thousands, except as noted)

	For the Three Months Ended March 31,
	2005		2004
REVENUE:
Minimum rent	$252,969		$227,917
Overage rent	11,968		5,233
Tenant reimbursements	127,163		114,220
Other income	24,628		12,578

Total revenue	416,728		359,948
EXPENSES:
Property operating	81,232		69,206
Depreciation and amortization	76,169		67,147
Real estate taxes	33,080		32,791
Repairs and maintenance	21,596		16,995
Advertising and promotion	7,707		8,039
Provision for credit losses	3,375		2,183
Other	24,501		16,469

Total operating expenses	247,660		212,830
OPERATING INCOME	169,068		147,118
Interest expense	97,507		92,995

Income Before Minority Interest and Unconsolidated Entities	71,561		54,123
Loss from unconsolidated entities	(1,255)		(689)
Minority interest	—		—

Income from Continuing Operations	70,306		53,434
Income from consolidated joint venture interests(F)	—		5,972
Income from discontinued joint venture interests (F)	462	(H)	(3,145)
Gain on sale of discontinued operations	98,393	(H)	—

NET INCOME	$169,161		$56,261

Third-party investors' share of net income	$91,762		$33,020

Simon's share of net income	77,399		23,241
Amortization of excess investment	10,276		6,169
Write-off of excess investment related to asset sold	38,723	(H)	—
Simon's share of gain on sale of discontinued operations	10,473	(H)	—

Income from unconsolidated joint ventures	$17,927		$17,072

SIMON
Joint Venture Balance Sheets
Unaudited
(In thousands, except as noted)

	March 31, 2005	December 31, 2004
ASSETS:
Investment properties, at cost	$9,485,705	$9,429,465
Less—accumulated depreciation	1,754,361	1,745,498

	7,731,344	7,683,967
Cash and cash equivalents	294,871	292,770
Tenant receivables	201,669	209,040
Investment in unconsolidated entities	138,619	167,182
Deferred costs and other assets	321,109	322,660

Total assets	$8,687,612	$8,675,619

LIABILITIES AND PARTNERS' EQUITY:
Mortgages and other indebtedness	$6,476,561	$6,398,312
Accounts payable, accrued expenses and deferred revenue	388,755	373,887
Other liabilities	184,225	179,443

Total liabilities	7,049,541	6,951,642

Preferred units	67,450	67,450
Partners' equity	1,570,621	1,656,527

Total liabilities and partners' equity	$8,687,612	$8,675,619

Our Share of:
Total assets	$3,642,620	$3,619,969

Partners' equity	735,465	779,252
Add: Excess Investment, net(G)	1,047,887	1,103,992

Our net investment in joint ventures	$1,783,352	$1,883,244

Mortgages and other indebtedness	$2,799,805	$2,750,327

SIMON
Footnotes to Financial Statements
Unaudited

Notes:

  (A)
  As defined by NAREIT, FFO is consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sales of real estate, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP. The Company has adopted NAREIT's clarification of the definition of FFO that requires it to include the effects of nonrecurring items not classified as extraordinary, cumulative effect of accounting change or resulting from the sale of depreciable real estate. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.

  (B)
  Includes our share of gains on land sales of $9.5 million and $4.3 million for the three months ended March 31, 2005 and 2004, respectively.

  (C)
  Includes our share of straight-line adjustments to minimum rent of $4.1 million and $2.2 million for the three months ended March 31, 2005 and 2004, respectively.

  (D)
  Includes our share of the fair market value of leases from acquisitions of $13.6 million and $7.4 million for the three months ended March 31, 2005 and 2004, respectively.

  (E)
  Includes dividends and distributions of Series I preferred stock and Series C and I preferred units.

  (F)
  Consolidation occurs when the Company acquires an additional ownership interest in a joint venture and has, as a result, gained control of the joint venture. These interests have been separated from operational interests to present comparative results of operations for those joint ventures held as of March 31, 2005. Discontinued joint venture interests represent those partnership interests that have been sold.

  (G)
  Excess Investment represents the unamortized difference of our investment over our share of the equity in the underlying net assets of the partnerships and joint ventures acquired. We generally amortize excess investment over the life of the related Properties, typically 35 years, and the amortization is included in income from unconsolidated entities.

  (H)
  On January 11, 2005, Metrocenter, a regional mall in Phoenix, Arizona was sold.

QuickLinks

  Exhibit 99.2
SIMON PROPERTY GROUP ANNOUNCES FIRST QUARTER RESULTS AND DECLARES DIVIDENDS
SIMON Consolidated Statements of Operations Unaudited (In thousands, except as noted)
SIMON Per Share Data Unaudited
SIMON Reconciliation of Net Income to FFO(A) Unaudited (In thousands, except as noted)
SIMON Consolidated Balance Sheets Unaudited (In thousands, except as noted)
SIMON Joint Venture Statements of Operations Unaudited (In thousands, except as noted)
SIMON Joint Venture Balance Sheets Unaudited (In thousands, except as noted)
SIMON Footnotes to Financial Statements Unaudited